EXHIBIT 99.1

ShoreTel Reports Financial Results for Second Quarter Fiscal Year 2011

Company Delivers 35 Percent Year-Over-Year Growth; Generates Record Revenue

SUNNYVALE, Calif., Jan. 26, 2011 (GLOBE NEWSWIRE) -- ShoreTel® (Nasdaq:SHOR), the leading provider of brilliantly simple IP phone systems with fully integrated unified communications (UC), today announced financial results for the second quarter of fiscal year 2011, which ended December 31, 2010.

For the second quarter of fiscal year 2011, revenue was $47.7 million, up 8 percent sequentially from the first quarter of fiscal 2011 and a 35 percent increase from the second quarter of fiscal year 2010. GAAP net loss was $(3.7) million, or $(0.08) per share, compared with a GAAP net loss of $(2.5) million, or $(0.06) per share, for the second quarter of fiscal year 2010. Excluding stock-based compensation expenses of $2.6 million, amortization of intangible assets of $0.2 million and related tax adjustments, the non-GAAP net loss for the second quarter of fiscal year 2011 was $(1.0) million or $(0.02) per share, compared with non-GAAP net income of $0.3 million, or $0.01 per share, for the second quarter of fiscal year 2010.

GAAP gross margin for the second quarter of fiscal year 2011 was 66.5 percent, compared with 64.5 percent during the same quarter last year. Non-GAAP gross margin, which excludes stock-based compensation expenses and amortization of intangible assets, was 67.2 percent in the second quarter of fiscal year 2011, comparable with the prior quarter and up from 65.3 percent during the same quarter last year.

As of Dec. 31, 2010, the company had $105.4 million in cash, cash equivalents and short-term investments. The company generated approximately $1.1 million in cash from operations during the quarter and used approximately $11.4 million of cash for the acquisition of Agito Networks in October 2010.

"ShoreTel's achievements during the second quarter illustrate what brought me to this company – its tremendous potential for growth," said Peter Blackmore, president and CEO of ShoreTel. "For the first time ShoreTel attracted more than 1,000 new customers during the quarter; we maintained a healthy cash balance of over $100 million, enabling further investment; and we recently announced expansion into a two-tier channel program worldwide. We believe that this new channel strategy will enable ShoreTel to achieve our aggressive growth targets. Based on these strong results and my discussions with the leadership team, we continue to expect ShoreTel to return to non-GAAP profitability by the fourth quarter of this fiscal year."

Operational Highlights for the Second Quarter of Fiscal Year 2011

Appointment of New President and CEO

In December, ShoreTel named Peter Blackmore as its president and chief executive officer. Blackmore was most recently president, CEO and a member of the board of directors of UTStarcom, Inc., a provider of Internet protocol-based network solutions. Before UTStarcom, Blackmore was executive vice president in charge of worldwide sales, marketing and technology at Unisys Corporation. Prior to Unisys, he worked at Hewlett-Packard, where he served as executive vice president of the Customer Solutions Group and, before that, of the Enterprise Systems Group. From 1991 until its acquisition by Hewlett-Packard in 2002, Blackmore served in several senior management positions at Compaq Computer Corporation reporting directly to the CEO, including senior vice president of worldwide sales and marketing and then executive vice president for sales and service.

ShoreTel Named CRN Networking Vendor of the Year

The company was recently recognized by 2010 CRN as the Networking Vendor of the Year. The award is widely recognized as the UK's most prestigious IT industry award. Following the introduction of a new two-stage judging process this year, the CRN panel of judges, comprising both resellers and distributors, assessed that ShoreTel's entry was of the highest quality in the Networking Vendor category. ShoreTel won over entries from vendors such as Cisco, Extreme, Netgear, Emulex and ZyXel.

ShoreTel Once Again Named to the Deloitte Fast 500

During the quarter the Company was ranked 327th on the Deloitte Technology Fast 500, Deloitte's ranking of the fastest growing technology, media, telecommunications, life sciences and clean technology companies in North America. Rankings are based on percentage of fiscal year revenue growth during the period from 2005 – 2009. ShoreTel grew 280 percent during this period.

Enhanced Channel Strategy

In January, ShoreTel announced an agreement with a value-added distributor, ScanSource Communications, to distribute its comprehensive line of business communication solutions. This agreement expands the ShoreTel Champion Partner Program to a worldwide, two-tier channel program and positions ShoreTel to continue to build momentum and capture increased market share in the IP telephony, mobility and UC markets.

The addition of two-tier distributors in North America will enable ShoreTel to increase its global reach and better serve the needs of its resellers and service providers. Furthermore, it provides ShoreTel with significant opportunities for growth and additional offerings that help ensure world-class customer satisfaction.

Business Outlook

The company is providing the following outlook for the quarter ending March 31, 2011:

  Revenue is expected to be in the range of $48.0 million to $51.0 million.

  GAAP gross margin is expected to be in the range of 65 to 66 percent, including approximately $0.4 million in stock-based compensation expenses and amortization of intangibles. Non-GAAP gross margin is expected to be in the range of 66 to 67 percent.

  GAAP operating expenses are expected to be in the range of $36 million to $37 million, which includes approximately $2.5 million in stock-based compensation expenses and amortization of intangibles. Non-GAAP operating expenses are expected to be in the range of $33.5 million to $34.5 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash and other special charges that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses, amortization of acquisition-related intangibles and other special charges and related tax adjustments in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures in the tables of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures with their most directly comparable GAAP financial measure.

Conference Call Details for January 26, 2011

ShoreTel will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Standard Time on January 26, 2011. To access the conference call, dial +1-877-584-6502 for the U.S. and Canada or +1-706-679-0430 for international callers and provide the operator with the conference identification number 36904554. The webcast will be available live in the Investor Relations section of the company's corporate Web site at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter.

An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Standard Time on Jan. 26, 2011 until 11:59 p.m. Eastern Standard Time on Feb. 2, 2011, by dialing +1-800-642-1687 or +1-706-645-9291 for callers outside the U.S. and Canada, and entering the conference identification number 36904554.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Peter Blackmore relating to the ShoreTel's expected return to profitability, growth prospects, expanded channel strategy, and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the pace of economic recovery, particularly in the United States, and the impact thereof on information technology spending, the success of our new channel strategy, the intense competition in our industry, our reliance on third parties to sell and support our products, our dependence on key suppliers and other supply and manufacturing risks, our ability to control costs, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, including unforeseen delays and unknown defects, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, risks related to our recently-completed acquisition, including technology and product integration risks, ability to retain key personnel and customers and the risk of assuming unknown liabilities, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2010, as updated by in Quarterly Reports on Form 10-Q during the year ending June 30, 2011.

About ShoreTel, Inc.

ShoreTel, Inc., (Nasdaq:SHOR) is the provider of brilliantly simple Unified Communication (UC) solutions based on its award-winning IP business phone system. We offer organizations of all sizes integrated, voice, video, data, and mobile communications on an open, distributed IP architecture that helps significantly reduce the complexity and costs typically associated with other solutions. The feature-rich ShoreTel UC system offers the lowest total cost of ownership (TCO) and the highest customer satisfaction in the industry, in part because it is easy to deploy, manage, scale and use. Increasingly, companies around the world are finding a competitive edge by replacing business-as-usual with new thinking, and choosing ShoreTel to handle their integrated business communication. ShoreTel is based in Sunnyvale, Calif., and has regional offices in Austin, Texas, United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com.

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of	As of
	December 31,	September 30,	June 30,
	2010	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$ 55,304	$ 65,842	$ 68,426
Short-term investments	50,122	50,394	47,375
Accounts receivable - net	24,628	25,543	24,596
Inventories	12,760	10,533	9,954
Prepaid expenses and other current assets	3,948	4,457	8,125
Total current assets	146,762	156,769	158,476
Property and equipment - net	8,072	7,816	6,019
Goodwill	7,415	--	--
Intangible assets	9,555	4,916	5,025
Other long-term assets	963	994	1,201
Total assets	$ 172,767	$ 170,495	$ 170,721

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 8,075	$ 7,419	$ 7,868
Accrued expenses and other	8,829	9,090	10,061
Accrued employee compensation	8,173	8,446	8,261
Deferred revenue	21,804	20,646	19,450
Total current liabilities	46,881	45,601	45,640

Long-term liabilities:
Long-term deferred revenue	9,982	9,958	9,269
Other long-term liabilities	1,379	1,362	1,346
Total liabilities	58,242	56,921	56,255

Stockholders' equity:

Common stock	230,077	225,435	222,682
Accumulated deficit	(115,552)	(111,861)	(108,216)
Total stockholders' equity	114,525	113,574	114,466
Total liabilities and stockholders' equity	$ 172,767	$ 170,495	$ 170,721

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2010	2009	2010	2009
Revenue:
Product	$ 37,913	$ 27,897	$ 73,139	$ 54,740
Support and services	9,816	7,560	18,869	14,467
Total revenues	47,729	35,457	92,008	69,207
Cost of revenue
Product	12,847	9,787	24,614	19,320
Support and services	3,125	2,806	6,101	5,390
Total cost of revenue	15,972	12,593	30,715	24,710
Gross profit	31,757	22,864	61,293	44,497
Gross profit %	66.5%	64.5%	66.6%	64.3%

Operating expenses:
Research and development	10,512	7,835	20,834	15,032
Sales and marketing	18,314	12,910	35,517	24,927
General and administrative	6,608	4,731	12,741	9,382
Total operating expenses	35,434	25,476	69,092	49,341
Loss from operations	(3,677)	(2,612)	(7,799)	(4,844)
Other income, net	27	160	614	288
Loss before provision for income taxes	(3,650)	(2,452)	(7,185)	(4,556)
Provision for income taxes	(41)	(44)	(151)	(66)
Net loss	$ (3,691)	$ (2,496)	$ (7,336)	$ (4,622)
Net loss per share available to common stockholders:
Basic	$ (0.08)	$ (0.06)	$ (0.16)	$ (0.10)
Diluted	$ (0.08)	$ (0.06)	$ (0.16)	$ (0.10)

Shares used in computing net loss per share available to common stockholders:

Basic	45,900	44,683	45,672	44,533
Diluted	45,900	44,683	45,672	44,533

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	December 31, 2010				December 31, 2010
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP
Revenue:
Product	$ 37,913	$ --		$ 37,913	$ 73,139	$ --		$ 73,139
Support and services	9,816	--		9,816	18,869	--		18,869
Total revenues	47,729	--		47,729	92,008	--		92,008
Cost of revenue
Product	12,847	(168)	(a),(c)	12,679	24,614	(203)	(a),(c)	24,411
Support and services	3,125	(161)	(a)	2,964	6,101	(361)	(a)	5,740
Total cost of revenue	15,972	(329)		15,643	30,715	(564)		30,151
Gross profit	31,757	329		32,086	61,293	564		61,857
Gross profit %	66.5%			67.2%	66.6%			67.2%

Operating expenses:
Research and development	10,512	(778)	(a)	9,734	20,834	(1,602)	(a)	19,232
Sales and marketing	18,314	(894)	(a),(c)	17,420	35,517	(1,762)	(a),(c)	33,755
General and administrative	6,608	(777)	(a)	5,831	12,741	(2,199)	(a),(b)	10,542
Total operating expenses	35,434	(2,449)		32,985	69,092	(5,563)		63,529
Loss from operations	(3,677)	2,778		(899)	(7,799)	6,127		(1,672)
Other income, net	27	--		27	614	--		614
Loss before provision for income taxes	(3,650)	2,778		(872)	(7,185)	6,127		(1,058)
Provision for income taxes	(41)	(99)	(d)	(140)	(151)	--	(d)	(151)
Net loss	$ (3,691)	$ 2,679		$ (1,012)	$ (7,336)	$ 6,127		$ (1,209)
Net loss per share available to common stockholders:
Basic	$ (0.08)	$ 0.06		$ (0.02)	$ (0.16)	$ 0.13		$ (0.03)
Diluted (e)	$ (0.08)	$ 0.06		$ (0.02)	$ (0.16)	$ 0.13		$ (0.03)

Shares used in computing net loss per share available to common stockholders:

Basic	45,900			45,900	45,672			45,672
Diluted (e)	45,900			45,900	45,672			45,672

(a) Excludes stock-based compensation as follows:
Cost of product revenue		$ 27				$ 62
Cost of support and services revenue		161				361
Research and development		778				1,602
Sales and marketing		885				1,753
General and administrative		777				1,674
		$ 2,628				$ 5,452

(b) Excludes severance for former Chief Executive Officer:
General and administration		$ --				$ 525
		$ --				$ 525

(c) Excludes amortization of acquisition-related intangibles:
Cost of product revenue		$ 141				$ 141
Sales and marketing		9				9
		$ 150				$ 150

(d) Excludes the tax impact of the items which are excluded in (a) to (c) above.

(e) Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	December 31, 2009				December 31, 2009
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP

Revenue:
Product	$ 27,897	$ --		$ 27,897	$ 54,740	$ --		$ 54,740
Support and services	7,560	--		7,560	14,467	--		14,467
Total revenues	35,457	--		35,457	69,207	--		69,207
Cost of revenue
Product	9,787	(38)	(a)	9,749	19,320	(65)	(a)	19,255
Support and services	2,806	(235)	(a)	2,571	5,390	(346)	(a)	5,044
Total cost of revenue	12,593	(273)		12,320	24,710	(411)		24,299
Gross profit	22,864	273		23,137	44,497	411		44,908
Gross profit %	64.5%			65.3%	64.3%			64.9%

Operating expenses:
Research and development	7,835	(805)	(a)	7,030	15,032	(1,443)	(a)	13,589
Sales and marketing	12,910	(918)	(a)	11,992	24,927	(1,590)	(a),(b)	23,337
General and administrative	4,731	(844)	(a)	3,887	9,382	(1,459)	(a)	7,923
Total operating expenses	25,476	(2,567)		22,909	49,341	(4,492)		44,849
Income (Loss) from operations	(2,612)	2,840		228	(4,844)	4,903		59
Other income, net	160	--		160	288	--		288
Income (Loss) before provision for income taxes	(2,452)	2,840		388	(4,556)	4,903		347
Provision for income taxes	(44)	(4)	(c)	(48)	(66)	(32)	(c)	(98)
Net income (loss)	$ (2,496)	$ 2,836		$ 340	$ (4,622)	$ 4,871		$ 249
Net income (loss) per share available to common stockholders:
Basic	$ (0.06)	$ 0.07		$ 0.01	$ (0.10)	$ 0.11		$ 0.01
Diluted (d)	$ (0.06)	$ 0.07		$ 0.01	$ (0.10)	$ 0.11		$ 0.01

Shares used in computing net loss per share available to common stockholders:

Basic	44,683			44,683	44,533			44,533
Diluted (d)	44,683			46,127	44,533			46,100

(a) Excludes stock-based compensation as follows:
Cost of product revenue		$ 38				$ 65
Cost of support and services revenue		235				346
Research and development		805				1,443
Sales and marketing		918				1,617
General and administrative		844				1,459
		$ 2,840				$ 4,930

(b) Excludes restructuring benefit as follows:
Sales and marketing		$ --				$ (27)
		$ --				$ (27)

(c) Excludes the tax impact of the items which are excluded in (a) and (b) above.

(d) Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q3 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	March 31, 2011

	High	Low
GAAP gross profit %	66.0%	65.0%
Adjustments for stock-based compensation	1.0%	1.0%
Non-GAAP gross profit %	67.0%	66.0%

Total GAAP operating expenses	$ 37,000	$ 36,000
Adjustments for stock-based compensation	(2,500)	$ (2,500)
Total non-GAAP operating expenses	$ 34,500	$ 33,500
CONTACT: Investor Contact: Tonya Chin
         408-962-2573
         tchin@shoretel.com

         Media Contact: Julie Jervis
         408-962-2660
         jjervis@shoretel.com